Exhibit 10.8

INCENTIVE STOCK OPTION AGREEMENT

2TOR, INC.

Granted to:

Social Security number:

Option number:

Date of Grant:

Total Shares:

Option price per share:  The option price shall be the fair market value per share (“FMV”) on the date of the grant as determined by the Company in accordance with Section 14 below.

Vesting Period:  See below for vesting schedule.

Your Option

The definition of any terms used herein may be found in 2tor Glossary.

Your option is intended to qualify as an Incentive Stock Option under Section 422 of the Code, except as follows:

(1)                                 To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by you during any calendar year exceeds $100,000, such options shall be treated as options which are not Incentive Stock Options. The Fair Market Value of the Common Stock shall be determined as of the date of the option grant.

(2)                                 To the extent that you exercise your option after the three-month period following the termination of your employment with the Company (or its subsidiary or affiliate), your option shall be treated as an option which is not an Incentive Stock Option.

(3)                                 To the extent that you dispose of Common Stock purchased pursuant to the option granted hereunder within two years from the date of grant or within one year after the transfer of Common Stock to you as a result of your exercise of the option granted hereunder, such option shall be treated as an option which is not an Incentive Stock Option.  If you make such a disposition or transfer, you agree to promptly (but no later than thirty days following such disposition or transfer) notify the Company in writing of the date and terms of the disposition or transfer, and to provide such other information regarding the transfer or disposition as 2tor may require.

Vesting

          shares of your option shall be vested on                         , 200   , the first anniversary of the date you first provided services to the Company.  The remaining              shares shall vest in 36 equal installments of        shares at the end of each calendar month subsequent to the month of the first vesting date.

Payment Methods

Payment of the option price shall be made in U.S. dollars or, in the discretion of the Committee, in the Common Stock of the Company valued at its Fair Market Value, a combination of such Common Stock and cash, or any other method as may be approved by the Committee. However, payment may not be made with Common Stock unless stock has been held for at least six months. Payment shall be made to the Company at its corporate office, 30 East 23rd Street, 12th Floor, New York, New York 10010.

Conditions of Exercisability

The exercise of your option is subject to the following terms and conditions:

(1)                                 As a prerequisite to delivery of any stock certificates upon your exercise of an option granted hereunder, you shall give an undertaking and agree (a) to the placing of such legends on your certificates as may be required by the Committee to assure compliance with any federal or state securities laws, and (b) to executing and agreeing to be bound by the terms of the Stockholders Agreement that may be adopted by the Company from time to time. The Common Stock purchased pursuant to the exercise of an option granted hereunder cannot be sold unless it has been registered under the Securities Act of 1933, as amended, or is subject to an exemption from registration under such Act.

(2)                                 Except as provided below, you must be an employee of the Company or one of its subsidiaries at the date of exercise, and that employment must have been continuous from the date hereof.  For the purposes of this Plan, persons on company-authorized leaves of absence are considered employees, but persons absent due to long-term disability are not considered employees.

(3)                                 In the event of your death while an active employee, your rights to exercise this option which have vested to and including the date of death may be exercised within one year after death by your estate or by any person who acquires such option by inheritance or devise. Thereafter, such rights shall lapse.

(4)                                 In the event of the termination of your employment due to long-term disability, your rights to exercise this option which have vested to and including the date of long-term disability may be exercised within one year after the start of long-term disability by you or, should you die within said one year period, by your estate or any person who acquires this option by inheritance or devise. Thereafter, such rights shall lapse.

(5)                                 In the event of your Retirement from the Company, your rights to exercise this option which have vested to and including the date of your Retirement may be exercised within three years after Retirement by you or, should you die within said three year period, by your estate or any person who acquires this option by inheritance or devise. Thereafter, such rights shall lapse. For purposes of this Grant, the term “Retirement” shall mean the termination of employment after having reached age sixty-five (65).

(6)                                 In the event of the termination of your employment other than for Cause, death, disability, or Retirement, or if you are an Executive Officer and terminate your employment with Adequate Notice, your rights to exercise this option which have vested on or before your date of termination may be exercised within three months after such termination or, should you die within said three month period, by your estate or any person who acquires this option by inheritance or devise. Thereafter, such rights shall lapse.

(7)                                 [INTENTIONALLY OMITTED.]

(8)                                 If your employment is terminated for Cause, or if you are an Executive Officer and terminate your employment without Adequate Notice, the option granted hereunder shall immediately terminate upon the giving of notice of your termination. The Committee shall determine in its sole discretion when notice of termination was given and whether termination was for Cause.

(9)                                 This option shall not be transferable by you other than by will or by the laws of descent and distribution. During your lifetime, this option shall be exercisable only by you.

(10)                          This option is not, in any event, exercisable after the expiration of ten years from the date of grant.  Provided, however, that if you are a 10% Shareholder on the date of grant, this option is not, in any event, exercisable after the expiration of five years from the date of grant.

(11)                          The exercise of this option is subject to all the terms and conditions relating to incentive stock options contained in the 2tor, Inc. Amended and Restated 2008 Stock Incentive Plan (the “Plan”), a copy of which has been provided to you, and which is also available upon request from the corporate secretary of the Company.  In accordance with the plan, you agree that in connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, you will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days (or such other period, not to exceed 30 days after the expiration of the market stand-off time period, as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto)) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.  In the event of a Change in Control (as defined in the Plan) in which the Surviving Corporation (as defined in the Plan) does not assume this option or substitute an equivalent award therefor, the number of shares of this option which may vest under Section 11.1 of the Plan shall be no greater than the number of shares that would have vested as of the date one year after the date of such Change in Control.  If, in connection with or within one year following a Change in Control, either (a) your employment is terminated by the successor corporation without Cause or (b) you terminate employment after being Reassigned (as defined in the Plan), the number of shares of this option which may vest under Section 11.2 of the Plan shall be no greater than the number of shares that would have vested as of the date one year after the date of such termination.

(12)                          In connection with the exercise of this option, the Company shall have the right to withhold from your salary or other amounts payable to you, or to require you to make arrangements to pay in a manner satisfactory to the Company, the appropriate amount of applicable withholding taxes, if any. Without limiting the scope of the preceding sentence, you shall have the right to elect to pay your withholding taxes to the Company in cash or in such form and manner as the Committee shall prescribe, to have such number of shares of Common Stock otherwise issuable with respect to the exercise of this option reduced by the amount necessary to satisfy all or part, as you may so elect, of your withholding obligation, and to transfer to the Company unrestricted shares of Common Stock already held by you to satisfy all or any part, as you may so elect, of your withholding obligation, provided that no more than the statutory withholding rate shall be withheld.  The obligations of the Company under this Agreement shall be conditional on such payment or arrangements.

(13)                          Notwithstanding anything in this option grant agreement to the contrary, the Committee reserves the right at any time to substitute for any unvested portion of this option an alternative equity instrument the fair market value of which is no less than the fair market value of the unvested portion of this option being replaced.  To the extent that a portion of this option is replaced with an alternative equity instrument, such replaced option shall be cancelled immediately.  Any such substitution for the unvested portion of this option shall not affect the vested portion of this option, which shall remain exercisable subject to the terms and conditions contained herein.

(14)                          The Company shall undertake a valuation of the Company’s shares of common stock to determine the FMV for each share of common stock as of the date of grant.  Such valuation will be completed by the Company as soon as commercially practicable and the Company will notify you of such FMV which shall also be the per share exercise price of this Option.

Please retain this copy for your files.

2TOR, INC.

By:	Employee